Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 8th day of May, 2012, by and between those persons or entities listed as sellers on the signature pages hereto (the “Seller”) and those persons or entities whose names appear on the signature pages hereto as purchasers (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller is the record or beneficial owner of shares of common stock, par value $0.0001 per share (the “Common Stock”), of ZURVITA HOLDINGS, INC., a Delaware corporation (the “Company”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the number of shares of Common Stock as listed on the signature pages hereto (the “Shares”), on and subject to the terms of this Agreement;

WHEREAS, the Purchaser previously advanced $100,000 to the Seller in contemplation of this agreement (the “Cash Advance”);

WHEREAS, the Purchaser is indebted to the Seller, as of April 30, 2012, in principal and interest equal to $362,226 (the “Indebtedness”); and

WHEREAS, the Purchaser desires to convey, transfer and assign certain intellectual property (the “Intellectual Property”) to the Seller and the Seller desires to assume the Intellectual Property and the obligations thereunder pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligation dated on even date herewith (the “Conveyance Agreement”)

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall (i) sell the Shares to the Purchaser; and (ii) surrender for cancellation any and all documents evidencing the Indebtedness, and the Purchaser shall (x) purchase the Shares from the Seller, for a cash purchase price of $300,000 (the “Cash Purchase Price”); and (y) convey, transfer and assign the Intellectual Property onto the Seller pursuant to the Conveyance Agreement.

2. Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held at such date, time and place at the law office of Sichenzia Ross Friedman & Ference LLP (“SRFF”) as shall be determined by the Purchaser on notice to the Sellers.

(b) At the Closing:

(i) The Seller shall deliver to SRFF, as escrow agent for the Purchaser, a certificate (or certificates) representing the Shares, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Purchaser which shall be subject to such restrictions on transfer and carry the legend set forth in (ii) below.

(ii) The Purchaser understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel for the Company, such Shares may be sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(iii) The Purchaser shall pay to the Seller $200,000, representing the Cash Purchase Price less the Cash Advance, for the Shares by wire transfer of immediately available funds to SRFF, as escrow agent for the Seller.

(iv) The Seller shall deliver to the Purchaser an acknowledgment of cancellation the Indebtedness in substantially the form attached hereto as Exhibit A.

(v) The Purchaser shall deliver to the Seller a duly executed Conveyance Agreement.

(vi) The Seller shall deliver to the Purchaser a duly executed Conveyance Agreement.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3. Representations and Warranties of the Purchasers. The Purchaser hereby makes the following representations and warranties to the Seller:

(a) Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) Purchaser represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by the Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the seller, its employees, and affiliates, in the event of a breach of the representation and warranty. This representation and warranty shall survive the Closing.

(c) The Purchaser is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and the Purchaser is able to bear the economic risk of an investment in the Shares.

4. Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchasers of the Purchaser’s capital stock and their counsel:

(a) Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(b) Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties. There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(e) The Seller is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

6. Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 7 (c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial. EACH PARTY hereby expressly waiveS any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which MAY arise OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l) Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented other shareholders of the Company and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER: THE AMACORE GROUP INC

By: /s/ Jay Shafer

Name: Jay Shafer

Its: Chief Executive Officer

Number of Shares being sold: 37,210,000

Address: 485 North Keller Road, Suite 450
                  Maitland, Florida 32751

PURCHASER: ZURVITA HOLDINGS, INC.

By: /s/ Mark Jarvis

Name: Mark Jarvis

Its: Co-CEO

Number of Shares being bought: 37,210,000

Address: 800 Gessner Road, Suite 110
                  Houston, Texas 77024

Exhibit A

The undersigned, by delivery of this acknowledgement of cancellation, hereby surrenders for cancellation and release of any promissory notes or other securities evidencing the indebtedness owed to the undersigned by Zurvita Holdings, Inc. (“Zurvita”), which indebtedness, as of April 30, 2012, had a balance of principal and accrued interest equal to $362,226 (and any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Note”), whether or not enclosed herein. The undersigned surrenders all rights, titles and interest in the unpaid principal and accrued interest in the Note and acknowledges that the Note, whether or not received by Zurvita or its agent, shall have no further force or effect and shall be deemed null and void.

____________________________
By:
Title:
Date:

STATE OF _____________

COUNTY OF _______________

On this ____ day of ____________, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________(name), ____________________ (title) of ______________________(entity) personally known to me or proved to me on the basis of satisfactory evidence to be the Individual whose names are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individuals, or the person(s) upon behalf of which the individuals acted, executed this instrument.

__________________________
(Signature of Notary Public)

(NOTARY SEAL)	__________________________
(Name of Notary Typed, Printed, or Stamped)

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